Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this amended Registration Statement on Form S-1 of LIMCO-Piedmont, Inc. of our report dated March 7, 2005, relating to our audit of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


                  /s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP


Tulsa, Oklahoma
July 12, 2007